EXHIBIT 99.1
FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION:
Investor Relations: Joan Wolf
631-650-6201

VICON INDUSTRIES, INC. COMMENTS ON UNUSUAL MARKET ACTIVITY

HAUPPAUGE, NY, September 24, 2012 - Vicon Industries, Inc. (VII: NYSE-AMEX), a designer and producer of video security and surveillance systems, today announced that while it ordinarily does not comment on market activity or market rumors, in view of the recent unusual market activity in its stock, the Company confirms that there has been no material development in its business and affairs not previously disclosed or, to its knowledge, any other reason to account for the unusual market action.

Vicon Industries, Inc. designs, engineers, assembles, and markets a wide range of video systems and system components used for security, surveillance, safety, communication and process control purposes by a broad group of end users worldwide.

This news release contains forward-looking statements that involve risks and uncertainties. Statements that are not historical facts, including statements about the adequacy of reserves, estimated costs, Company intentions, probabilities, beliefs, prospects and strategies and its expectations about expansion into new markets, growth in existing markets, enhanced operating margins or growth in its business, are forward-looking statements that involve risks and uncertainties. Actual results and events may differ significantly from those discussed in the forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements.